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                                  EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
SouthWest State Bank

    We consent to the use of our reports dated February 16, 1996, with respect to the financial statements of SouthWest State Bank as of December 31, 1995 and 1994, and for each of the years in the two-year period ended December 31, 1995, included herein, and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the change in accounting principles relating to the adopting of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, and No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                      /s/ FORTNER, BAYENS, LEVKULICH & CO., P.C.

                                                 Fortner, Bayens, Levkulich
                                                  and Co., P.C.


Denver, Colorado
May 23, 1996